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                                                                  Exhibit 3.131


                            ARTICLES OF ASSOCIATION

                      PHYSICIANS UNDERWRITING GROUP, LTD.


1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,


     "ARTICLES" means these Articles as originally framed or as amended from time to time by Special Resolution.

     The "AUDITORS" means the persons for the time being performing the duties of auditors of the Company.

     The "COMPANY" means the above named Company.

     "DEBENTURE" means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

     The "DIRECTORS" means the Directors for the time being of the Company.

     "DIVIDEND" includes bonus.

     "MEMBER" shall bear the meaning ascribed to it in Section 38 of the Statute.

     "MONTH" means calendar month.

     The "REGISTERED OFFICE" means the registered office for the time being of the Company.

     "REGISTER" means the registers of Members kept pursuant to Article 5 hereof.

     "SEAL" means the common seal of the Company and includes every duplicate seal.

     "SECRETARY" includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

     "SHARE" includes a fraction of a share.

     "SPECIAL RESOLUTION" has the same meaning as in the Statute.

     "STATUTE" means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

     "WRITTEN" and "IN WRITING" include all modes of representing or reproducing words in visible form.



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     Words importing the singular number only, include the plural number and vice-versa. Words importing the masculine gender only, include the feminine gender. Words importing persons only, include corporations.

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that only part of the shares may have been allotted.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                            CERTIFICATES FOR SHARES

4. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates shall be signed by a Director and countersigned by the Secretary or another Director. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanized process.

5. The Company shall maintain a Register of its Members and every person whose name is entered as a Member in the Register shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates for each one or more of his shares upon the payment of fifty cents (US$0.50) for every certificate after the first or such lesser sum as the Directors shall for the time being determine; provided, that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

6. Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one US dollar (US$1.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

                                ISSUE OF SHARES

7. No additional shares of the Company shall be issued without the consent of the Members of the Company.


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                               TRANSFER OF SHARES

8. Shares of the Company are transferable only on the books of the Company upon surrender of the certificate thereof, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of assignment as the Company may require.


                         REFUSAL TO REGISTER A TRANSFER

9. The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.


                           NON-RECOGNITION OF TRUSTS

10. No person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                 LIEN OF SHARES

11. The Company shall have a first and paramount lien and charge on all shares and property invested in the Company for all debts, liabilities or engagements to or with the Company (whether presently payable or not) from the owner thereof but the Directors, by affirmative vote of Directors constituting not less than 75% of the Directors in office, may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon with respect to debts, liabilities or engagements of the transferor. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.


                     REGISTRATION OF EMPOWERING INSTRUMENTS

12. The Company shall be entitled to charge a fee not exceeding one US dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas or other instrument.


               AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
             LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL

13. (a) Subject to and in so far as permitted by the provisions of the Statute and Article 22 hereof, the Company may for the time being by ordinary resolution alter or amend its Memorandum of Association, and may, without restricting the generality of the foregoing:

          (i) increase the share capital by such amount to be divided into shares of such


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                    amount with or without nominal or par value and with such
                    rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

              (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

              (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value; and

              (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

       (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

       (c) The Company may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

       (d) Subject to the provisions of the Statute and Article 22 hereof, the Company may

              (i) issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder;

              (ii)  purchase its own shares (including any redeemable shares);
                    and

              (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the process of a fresh issue of shares.

       (e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

                                GENERAL MEETING


14.   (a)     The Company shall in each year of its existence hold a general meeting as its Annual General Meeting and shall specify the meeting as such in the notices calling it. The Annual General
              Meeting shall be held at such time and place outside of the United
              States of America as the Directors shall appoint.

      (b) At these meetings the Directors shall be elected for the ensuing year, the annual report of the Directors shall be presented and the general business of the Company transacted, provided always that if the Company is exempted from the requirement of holding an Annual General Meeting under the Statute, it may but shall not be obliged to hold an Annual General Meeting.

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15.  (a)  The Directors may whenever they think fit, and they shall on the requisition of the Members of the Company, proceed to convene a general meeting of the Company.

     (b) The requisition must state the objects of the meeting and must be signed by an authorized representative of the Member and deposited at the Registered Office of the Company.

     (c) If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the Members may convene a general meeting.


                           NOTICE OF GENERAL MEETINGS

16. At least five days' notice shall be given of an Annual General Meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and inclusive of the day for which it is given and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business and shall be given, in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company provided that a general meeting of the Company shall, whether or not the notice specified in this Regulation has been given, be deemed to have been duly called if it is so agreed by the Members. For the purposes of these Articles, all business at a general meeting, and all business at an Annual General Meeting except the consideration and adoption of accounts, the report of the Auditors therein, the report of the Directors, election of Directors, appointment of Auditors and the fixing of their remuneration and the declaration of dividends shall be deemed special business.


                                  VALID ACTION

17. Subject and without prejudice to any provisions of the Statute, a resolution in writing signed by the Members of the Company shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

18. The Chairman, if any, of the Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he, shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or if he is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

19. If at any general meeting no Director is willing to act as Chairman and if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members shall choose the Chairman of the meeting.

20. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting for the time being and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a


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     general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

21. Any corporation which is a Member of record of the Company may in accordance with its articles, or in the absence of such provision by resolution of its directors or other action by an officer, authorize such person as its thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company including without limitation the power to execute any unanimous consent of unanimous resolution.


                           POWERS RESERVED TO MEMBERS

22. In addition to any other requirements under the Statute, these Articles or otherwise, the Company shall take the following actions only if approved by its Members:

     (a)  change the nature of the business of the Company;

     (b) wind up, dissolve, liquidate or merge the Company; sell, lease, encumber or exchange a major part of the assets of the Company; or reorganize or recapitalize the Company;

     (c) amend the Memorandum of Association or Articles of Association of the Company;

     (d) change the number of Directors of the Company or fill vacancies in the Board of Directors of the Company;

     (e) change the name of the Company or alter its fundamental purpose and direction;

     (f) redeem any shares of capital stock of the Company, or reduce its share capital, any capital redemption reserve fund or any share premium account; or

     (g)  issue any shares of capital stock of the Company.


                                   DIRECTORS

23. There shall be a Board of Directors consisting of not fewer than three (3) nor more than seven (7) persons, unless a greater or lesser number of persons is determined for the time being pursuant to Article 22(d). The first Directors of the Company shall be designated in writing by the subscriber of the Memorandum of Association.

24. The term of office of elected Directors shall be one (1) year or until their successors are duly elected and qualified.



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25.  The Directors of the Company may be removed at any time by the Members.

26. In the event that a vacancy on the Board of Directors is created by the death, resignation, retirement or removal of a Director, the vacancy may be filled only by the Members.

27. A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

28. No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of any fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

29. A general notice that a Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 28, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.


                         POWERS AND DUTIES OF DIRECTORS

30. Except as otherwise required by the Statute or by these Articles, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, for the time being by the Statute, these Articles or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting, required to be exercised by the Company in general meeting; provided, however, that no action taken by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that action had not been made.

31. The Directors may for the time being by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and

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     may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

32. All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall for the time being by resolution determine.

33. The Directors shall cause Minutes to be made, and retained, which shall set forth:

     (a)  all appointments of officers made by the Directors;

     (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

     (c) all resolutions and proceedings at all meetings of the Company, the Directors and Committees of Directors.


                                LOCAL MANAGEMENT

34. (a) The Directors may for the time being provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

     (b) The Directors for the time being and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents may fix their remuneration.

     (c) The Directors for the time being and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit; the Directors at anytime remove any person so appointed and may annul or vary any such delegation, but no persons dealing in good faith and without notice of any such annulment shall be affected thereby.

     (d) Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.


                            PROCEEDINGS OF DIRECTORS

35. Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as




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     they think fit. Except as otherwise provided by these Articles, questions arising at any meeting shall be decided by a majority of votes of the Directors present and voting at a meeting at which there is a quorum. All meetings of the Directors shall be conducted outside the United States.

36. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least five days' notice in writing given to every Director, unless notice is waived by all Directors either at, before or after the meeting is held.

37. The quorum necessary for the transaction of the business of the Directors shall be at least half of the number of Directors then serving. The resolution or action of a majority of the Directors present in person or by proxy at a Meeting at which a quorum is present shall be the valid action or resolution of the Board of Directors.

38. The Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company but for no other purpose.

39. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

40. The Directors may delegate any of their powers to committees consisting of such persons as they think fit, and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors; provided, however, such a committee shall not have power or authority to take any of the actions reserved to the Members by the Statute, the Memorandum of Association or these Articles.

41. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

42. All acts done by any meeting of the Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

43. A resolution in writing, signed by all the Directors for the time being, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

44. A Director may be represented at any meetings of the Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.




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                        VACATION OF OFFICE OF DIRECTORS

45.  The office of a Director shall be vacated:

     (a) If he gives notice in writing to the Company that he resigns the office of Director;

     (b) If he absents himself (without being represented by proxy appointed by him) from three consecutive meetings of the Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office;

     (c) If he dies, becomes bankrupt or makes any arrangement or composition with this creditors generally; or

     (d) If he is found a lunatic or becomes of unsound mind.


                            RETIREMENT OF DIRECTORS

46. At the first and every subsequent Annual General Meeting of the Company all of the Directors comprising the Board of Directors immediately prior to such meeting shall be automatically retired from office and their successors shall be elected. All Directors so retired from office automatically shall be eligible for election as Directors at the Annual General Meeting.

47. The Company, at the Annual General Meeting at which a Director is automatically retired in the manner aforesaid, may fill the vacated office by electing a person thereto, and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected unless at such Annual General Meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the Annual General Meeting and lost.

48. A Director elected to fill a vacancy pursuant to Article 26 shall be subject to retirement at the same time as if he had become a Director on the day on which the Director whom he replaced was last elected a Director.

                             PRESUMPTION OF ASSENT

49. A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


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                                      SEAL

50. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be a Director and countersigned by another person who shall be either the Secretary or Secretary-Treasurer or another Director or some person appointed by the Directors for that purpose, but no instrument may be validly signed if bearing only the signatures of a Director provided that the Company may have for use in any territory, district or place not situate in the Cayman Islands, an official seal which shall be a facsimile of the common seal of the Company with the addition on its face of the name of every territory, district or place where is it to be used provided further that a Director, Secretary or other officer may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands.

                                    OFFICERS

51. The Company shall have a President, a Vice President, a Treasurer and a Secretary, and may have Assistant Secretaries, as appointed by the Directors who may also for the time being appoint such other officers as they consider necessary or appropriate, all for such terms and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors for the time being prescribed.

52. A provision of the Statute or these Articles requiring or authorizing a thing to be done by a Director and an Officer shall not be satisfied by its being done by one person acting in the dual capacity of Director and Officer.

                             DIVIDENDS AND RESERVES

53. Subject to the Statute and in accordance with the provisions of these Articles, the Directors may for the time being declare dividends on shares of the Company outstanding.

54. The Directors may, before declaring any dividends, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, always subject to the provisions of Article 22 hereof, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

55.  No dividend shall be payable except out of the profits of the Company.

56. The Directors may deduct from any dividend payable to the Members all sums of money (if any) presently payable by a Member to the Company on account of calls or otherwise.

57. Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque to warrant sent through the post directed to the address of the shareholder.


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58.  No dividend shall bear interest against the Company.

59. The Director shall cause proper books of account to be kept with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

     (b)  all sales and purchases of goods by the Company; and

     (c)  the assets and liabilities of the Company.

     Proper book shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

60. The accounts and books of the Company or any of them shall be open to the inspection of the Members, and the Members shall have the right of inspecting any account, book or document of the Company.

61. The Directors shall for the time being cause to be prepared and to be laid before the Company in general meeting Profit and Loss Accounts, Balance Sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                             SHARE PREMIUM ACCOUNT

62. The Board of Directors shall in accordance with Section 34 of the Statute establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

63. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Statute, out of capital.

                                     AUDIT

64. The Company may at any Annual General Meeting appoint an auditor or auditors of the Company who shall hold office until the next Annual General Meeting and may fix his or their remuneration.

65. The Directors may before the first Annual General Meeting appoint an auditor or auditors of the Company who shall hold office until the first Annual General Meeting unless previously removed by a resolution of the Members in General Meeting in which case the Members at that meeting may appoint auditors.


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66. Every auditor of the Company shall have a right to access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

67. Auditors shall at the next Annual General Meeting following their appointment and at any time during their term of office, upon request of the Directors or the Members, make a report on the accounts of the Company in General Meeting during their tenure of office.

                                    NOTICES

68. Notices shall be in writing and may be given by the Company to the Members or any Director either personally or by sending it by courier or facsimile to such person's address as shown in the books and records of the Company.

69. (a) Where a notice is sent by courier the notice shall be deemed to be given by properly addressing, prepaying and sending via internationally-recognized courier the notice, and to have been given as of the date and time of delivery as stated in such courier's records.

    (b) Where a notice is sent by facsimile, the notice shall be deemed to be given by properly addressing, prepaying and transmitting the notice, and to have been given at the date and time of receipt as indicated pursuant to electronic or oral confirmation of receipt.

70. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequences of the bankruptcy of a Member by sending it through the post as aforesaid in a prepaid letter addressed to them by name, or by the title of the trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the bankruptcy had not occurred.

                                   WINDING UP

71. If the Company shall be wound up the Liquidator may, in accordance with these Articles and any sanction required by the Statute, distribute to the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon and property to be divided as aforesaid. The Liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit; provided, however, the Members shall not be compelled to accept any shares or other securities whereon there is any liability.

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
                                   INDEMNITY

72. The Directors, Secretary and other officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or any incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively, and no such officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other officers or trustees or for joining in any receipt for the sake of conformity or for the solvency or honesty of any bankers or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such officer or trustee.

                                  FISCAL YEAR

73. The fiscal year of the Company shall be the calendar year unless the Directors prescribe some other period therefor.

                             AMENDMENTS OF ARTICLES

74. Subject to the provisions of the Statute and Article 22 hereof, the Company may at any time and for the time being by Special Resolution alter or amend these Articles in whole or in part.

                      REGISTRATION BY WAY OF CONTINUATION

75. (a) The Company may by special resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing;


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
     (b) In furtherance of a resolution adopted pursuant to sub-clause (a) of this Article, the Directors may cause an application to be made to the Registrar of Companies to de-register the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                                             PHYSICIANS UNDERWRITING GROUP, LTD.


                                             By: Seamus Tivnan
                                                 P.O. Box 1051GT
                                                 Grand Cayman


                                                       /s/ Seamus Tivnan
                                                 -------------------------------
                                                 Its: Subscriber


Dated this 19th day of February, 2003.


Witness to the above signature:



       /s/ Christine Degrand
-------------------------------------
Christine Degrand
P.O. Box 1051GT
Grand Cayman


I, JOY A. RANKINE, Asst Registrar of Companies in and for the Cayman Islands, do hereby certify that this is a true and correct copy of the Articles of Association of this Company duly filed on the 26th day of February, 2003.


                                             ASST. REGISTRAR OF COMPANIES



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